Exhibit 99.3

SAFETY TECH INTERNATIONAL, INC.

FINANCIAL STATEMENTS

AND SUPPLEMENTARY INFORMATION

THREE MONTHS ENDED

SEPTEMBER 30, 2005 AND 2004

TABLE OF CONTENTS

Page

FINANCIAL STATEMENTS

• Balance Sheets	1 - 2

• Statements of Income and Retained Earnings	3

• Statements of Cash Flows	4

NOTES TO FINANCIAL STATEMENTS	5 - 10

SUPPLEMENTARY INFORMATION

• Schedule “1” - Supplementary Schedules of Operating Expenses	11

SAFETY TECH INTERNATIONAL, INC.

BALANCE SHEETS

SEPTEMBER 30, 2005 AND 2004

ASSETS

	2005	2004
CURRENT ASSETS
Cash and Cash Equivalents	$82,757	$406,786
Accounts Receivable, Net of Allowance for Doubtful Accounts of $-0- and $11,607, respectively	835,183	1,097,597
Inventory	852,892	794,989
Prepaid Expenses	89,130	44,549
Note Receivable - Related Party	351,363	—

TOTAL CURRENT ASSETS	2,211,325	2,343,921

PROPERTY AND EQUIPMENT
Buildings and Improvements	204,810	40,000
Office Furniture and Equipment	133,528	108,756
Manufacturing Equipment	683,567	354,956

	1,021,905	503,712
Less: Accumulated Depreciation	272,859	172,276

TOTAL PROPERTY AND EQUIPMENT	749,046	331,436

OTHER ASSETS
Investments	1,916,449	1,017,576

TOTAL OTHER ASSETS	1,916,449	1,017,576

TOTAL ASSETS	$4,876,820	$3,692,933

See Accompanying Notes

SAFETY TECH INTERNATIONAL, INC.

BALANCE SHEETS - continued

SEPTEMBER 30, 2005 AND 2004

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2005	2004
LIABILITIES
CURRENT LIABILITIES
Accounts Payable	$110,472	$270,255
Income Taxes Payable	108,545	215,634
Accrued Expenses	206,291	153,893
Due to Related Parties	471,834	427,295

TOTAL CURRENT LIABILITIES	897,142	1,067,077

LONG-TERM LIABILITIES
Notes Payable	228,421	—
Deferred Income Taxes	98,668	71,936

TOTAL LONG-TERM LIABILITIES	327,089	71,936

TOTAL LIABILITIES	1,224,231	1,139,013

STOCKHOLDERS’ EQUITY
Common Stock; No Par Value; 200,000 Shares Authorized, 99,000 Shares Issued and Outstanding	1,055,500	1,016,750
Retained Earnings	2,587,846	1,529,867
Accumulated Other Comprehensive Income	9,243	7,303

TOTAL STOCKHOLDERS’ EQUITY	3,652,589	2,553,920

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,876,820	$3,692,933

See Accompanying Notes

SAFETY TECH INTERNATIONAL, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

	2005		2004
	Amount	Percent	Amount	Percent
SALES	$1,169,149	100.0	$1,599,863	100.0
Cost of Goods Sold	774,113	66.2	871,193	54.4

GROSS PROFIT	395,036	33.8	728,670	45.6
Operating Expenses	369,646	31.6	253,880	16.0

OPERATING INCOME	25,390	2.2	474,790	29.6

OTHER INCOME	73,256	6.3	8,528.6

INCOME BEFORE INCOME TAXES	98,646	8.5	483,318	30.2
Income Tax Expense	18,218	1.6	182,612	11.4

NET INCOME	80,428	6.9	300,706	18.8

Retained Earnings - Beginning	2,507,418		1,236,661
Repurchase of Corporate Stock	—		(7,500)

RETAINED EARNINGS - ENDING	$2,587,846		$1,529,867

See Accompanying Notes

SAFETY TECH INTERNATIONAL, INC.

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Inflows:
Cash Received from Customers	$959,028	$1,417,613
Investment Income Received	15,567	7,389
Other Income Received	—	1,139

	974,595	1,426,141

Outflows:
Cash Paid to Suppliers	820,933	1,358,964
Cash Paid to Employees	193,353	159,334
Income Taxes Paid	89,150	343,752

	1,103,436	1,862,050

NET CASH USED BY OPERATING ACTIVITIES	(128,841)	(435,909)

CASH FLOWS FROM INVESTING ACTIVITIES
Inflows:
Sale of Investments	49,970	193,662

	49,970	193,662

Outflows:
Purchase of Investments	14,371	—
Purchase of Property and Equipment	16,124	85,299

	30,495	85,299

NET CASH PROVIDED BY INVESTING ACTIVITIES	19,475	108,363

CASH FLOWS FROM FINANCING ACTIVITIES
Outflows:
Repurchase of Corporate Stock	—	7,500

	—	7,500

NET CASH USED BY FINANCING ACTIVITIES	—	(7,500)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(109,366)	(335,046)
Cash and Cash Equivalents - Beginning	192,123	741,832

CASH AND CASH EQUIVALENTS - ENDING	$82,757	$406,786

See Accompanying Notes

SAFETY TECH INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

Nature of Business

Safety Tech International, Inc. designs, manufactures, and distributes state of the art personal protection equipment which conforms to the National Institute for Occupational Safety and Health (NIOSH) regulations for both military and civilian applications. The company markets these products worldwide.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated lives of the various assets.

Inventory

Inventory is valued at the lower of cost using the first-in, first-out method or market.

Income Taxes

Income taxes are provided on all revenue and expense items included in the income statement, with the exception of permanent differences between financial earnings and taxable income. Deferred income taxes result principally from using accelerated depreciation methods for income tax purposes and unrealized gains on marketable securities.

Allowance for Doubtful Accounts

The Company periodically reviews accounts receivable balances and records an allowance if amounts are deemed uncollectible.

Cash and Cash Equivalents

Liquid investments with a maturity of three months or less are treated as cash equivalents.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

SAFETY TECH INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS - continued

Note 2. Concentration of Risk

In the three months ending September 30, 2005, the three largest customers accounted for 21%, 11%, and 11% of sales, as well as 30%, 15%, and 15% of accounts receivable. In the three months ending September 30, 2004, the two largest customers accounted for 43% and 21% of sales and 63% and 15% of accounts receivable.

The Company is dependent on third-party equipment manufacturers, distributors, and dealers for all of its supply of raw materials. In 2005 and 2004, products purchased from the Company’s two largest suppliers accounted for approximately 48% and 34% of product purchases, respectively. The Company is dependent on the ability of its suppliers to provide products on a timely basis and on favorable pricing terms. The loss of certain principal suppliers or a significant reduction in product availability from principal suppliers could have a material adverse effect on the Company. The Company believes that its relationships with its suppliers are satisfactory.

Note 3. Related Party Transactions

In the normal course of business, the Company has transactions with Safety Tech International AG, an affiliated company owned by the Company’s major stockholder.

Safety Tech International, AG provides ongoing consulting and engineering services related to product research and development.

Related party activity with Safety Tech International, AG for the three months ended September 30, 2005 and 2004 was:

	2005	2004
Engineering Fees	$36,000	$25,500
Consulting Fees	$36,000	$25,500
Balance Due to Related Party	$471,834	$427,295

As of September 30, 2005, the Company held an unsecured demand note from its major stockholder for $341,000. The loan, which bears interest at 4.5% per year, matures January 2006.

SAFETY TECH INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS - continued

Note 4. Investments

Investments consist of marketable securities and mutual funds. Balances at September 30 are as follows:

	2005	2004
Cost	$1,912,281	$1,007,546
Unrealized Holding Gain	4,168	10,030

Market Value	$1,916,449	$1,017,576

Note 5. Inventory

At September 30, the inventory balances consisted of the following:

	2005	2004
Raw Materials	$801,991	$754,201
Finished Goods	50,901	40,788

	$852,892	$794,989

Note 6. Research and Development Costs

Expenditures for research activities relating to product development and improvement are charged to expense as incurred. Such expenditures amounted to $72,767 and $50,000 for the three months ended September 30, 2005 and 2004, respectively.

Note 7. Notes Payable

The balance at September 30, 2005 consisted of a line of credit with Merrill Lynch, payable in quarterly installments of interest only at prime plus 1%, with no fixed date for principal repayment. The debt is collateralized by the Company’s marketable securities investments account. The interest rate was 7.31% at September 30, 2005. At September 30, 2005, the Company had an additional $482,358 available on this loan.

Interest expense for the three months ended September 30, 2005 and 2004 was $3,421 and $-0-, respectively.

SAFETY TECH INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS - continued

Note 8. Other Comprehensive Income

	2005	2004
Other Comprehensive Income, July 1	$6,393	$444

Changes:
Holding Gain Arising During the Year	4,168	10,030
Related Income Tax (Deferred)	(1,318)	(3,171)

Total Other Comprehensive Income	$9,243	$7,303

Note 9. Retirement Plan

The Company has established a 401(k) plan whereby employees who meet age and length of service requirements may elect to make contributions to the plan through a salary reduction arrangement not to exceed 15%. The employer may make a matching contribution for participating employees up to a maximum of 8% of their annual compensation. Profit sharing contributions are determined annually by the Board of Directors.

The Company’s contribution to the plan was $8,245 and $9,378 for the three months ended September 30, 2005 and 2004, respectively.

Note 10. Operating Lease

The Company leases its office, warehouse, and storage facilities from an unrelated party under a five-year lease agreement that expires in June 2008. The annual escalation rate is three-percent. In addition, the Company pays its share of common area charges.

Allocated future minimum lease payments required by the non-cancelable lease are as follows:

Fiscal year ending June 30,	2006	$159,500
	2007	$218,700
	2008	$224,800

Total rent expense for the three months ending September 30, 2005 and 2004 was $53, 193 and $51,753, respectively.

SAFETY TECH INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS - continued

Note 11. Income Taxes

Income tax expense for the three months ended September 30 contains the following components:

	2005	2004
Current	$19,061	$172,487
Deferred	(843)	10,125

	$18,218	$182,612

Note 12. Stock Purchase Agreements

The Company and its shareholders have an informal agreement in the event of death or withdrawal from the Company. The shareholders must first offer their stock to the Company for redemption; if the Company chooses not to repurchase the stock, then it must be offered to the other existing shareholders before it is sold to an unrelated party.

Note 13. Foreign Currency Transactions

The Company’s functional currency for all operations worldwide is the U.S. dollar. Non-monetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Income statement accounts are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations. Gains and losses resulting from foreign currency transactions are also included in current results of operations. Aggregate foreign currency translation and transaction losses included in operations totaled $2,059 and $5,666 for the three months ended September 30, 2005 and 2004, respectively.

Note 14. Depreciation Expense

Depreciation expense for the three months ended September 30, 2005 and 2004 was $32,751 and $18,756, respectively.

Note 15. Advertising Expense

Advertising expense for the three months ended September 30, 2005 and 2004 was $9,351 and $19,539, respectively.

SAFETY TECH INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS - continued

Note 16. Reconciliation of Net Income to Net Cash Provided By Operating Activities:

	2005	2004
Net Income	$80,428	$300,706
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	32,751	18,756
Loss on Sale of Investments	30	—
(Increase) Decrease in Current Assets
Accounts Receivable	(268,643)	(182,250)
Inventory	68,462	(143,054)
Prepaid Expenses	20,895	15,039
Accrued Interest	(2,618)	—
Increase (Decrease) in Liabilities
Accounts Payable	(37,725)	(74,202)
Accrued Expenses	123,431	(56,256)
Income Taxes Payable	(70,089)	(171,265)
Deferred Tax Liability	(843)	10,125
Amount Due to Related Party	(74,920)	(153,508)

Net Cash Used By Operating Activities	$(128,841)	$(435,909)

Note 17. Capital Stock Transactions

During the three month period ended September 30, 2004, the Company repurchased 500 shares of common stock. The excess of the purchase price over the original sale amount has been charged to retained earnings.

SUPPLEMENTARY INFORMATION

Schedule “1”

SAFETY TECH INTERNATIONAL, INC.

SUPPLEMENTARY SCHEDULES OF OPERATING EXPENSES

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

	2005		2004
	Amount	Percent	Amount	Percent
OPERATING EXPENSES
Advertising and Promotion	$9,351.8		$19,539	1.2
Automobile Expense	6,861.6		2,228.1
Bank Service Charges	2,003.2		1,120.1
Commissions	15,746	1.3	19,938	1.2
Condo Expenses	107	—	—	—
Consulting	144,524	12.4	25,500	1.6
Depreciation	32,751	2.8	18,756	1.2
Directors’ Fees	12,000	1.0	24,000	1.5
Employee Benefits	2,696.2		—	—
Employer 401(k) Expense	8,245.7		9,378.6
Engineering Costs	36,767	3.1	25,500	1.6
Equipment Calibration	1,500.1		—	—
Equipment Rental	600.1		—	—
Factory Supplies	7,529.6		34,326	2.1
Foreign Exchange Rates	2,059.2		5,666.4
Freight and Duty	9,009.8		12,813.8
Insurance - General	48,370	4.2	18,903	1.2
Insurance - Health	23,459	2.0	11,139.7
Licenses and Permits	—	—	1,076.1
Membership Dues	800.1		—	—
Miscellaneous	9,587.8		10,814.7
NIOSH Testing	18,639	1.6	—	—
Office Expense	3,494.3		3,669.2
Payroll	196,041	16.5	159,766	10.0
Payroll Processing Cost	401	—	460	—
Payroll Taxes	12,822	1.1	13,523.8
Postage and Delivery	558	—	1,318.1
Professional Fees	88,120	7.5	27,829	1.7
Rent	53,193	4.5	51,753	3.2
Repairs and Maintenance	4,664.4		—	—
Software	9,052.8		1,327.1
Telephone	2,012.2		2,347.1
Trade Show Expenses	250	—	4,900.3
Training	—	—	1,750.1
Travel and Meals	15,518	1.3	26,928	1.7
Utilities	6,417.6		2,986.2
Less: Overhead Applied	415,499	35.2	285,372	17.6

TOTAL OPERATING EXPENSES	$369,646	31.6	$253,880	16.0

See Accountants’ Report